CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Rand Acquisition Corp.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated June 18, 2004, on the financial statements of Rand Acquisition Corp. as of June 15, 2004 and for the period from June 2, 2004 (date of inception) to June 15, 2004, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York


August 13, 2004